UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 3, 2014

Date of Report

(Date of earliest event reported)

Corporate Resource Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-36060	80-0551965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Broadway 13th Floor, New York, NY 10038

(Address of principal executive offices and zip code)

(646) 443-2380

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As of December 3, 2014, Corporate Resource Services, Inc. (“CRS”) and each of its subsidiaries, Corporate Resource Development Inc., Diamond Staffing Services, Inc., Insurance Overload Services, Inc., TS Staffing Services, Inc., Accountabilities, Inc. and Integrated Consulting Group, Inc., individually and collectively, jointly and severally (together the “Company”), entered into an amendment ( the “Amendment”) to their account purchase agreements (each an “Account Purchase Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”).

Pursuant to the Amendment, the monitoring fee payable to Wells Fargo will equal $500,000 per month, which fee may be paid in weekly increments. On or before December 19, 2014, the Company is required to deliver to Wells Fargo a proposal letter, in form and substance, and from a person, reasonably acceptable to it to provide debt or equity financing in an amount sufficient to repay in full all of the indebtedness owed to Wells Fargo (the “Proposal”). Any failure to provide the Proposal will result in an event of termination under the Account Purchase Agreements. In addition, the indebtedness to Wells Fargo must be repaid in full by January 31, 2015.

The terms of each such Account Purchase Agreement were previously described in Items 1.01 and 2.03 of the Forms 8-K listed below, which are incorporated herein by reference:

Form 8-K filed with the Securities Exchange Commission (“SEC”) on September 1, 2010 relating to the Account Purchase Agreement between Insurance Overload Services, Inc., a Delaware Corporation (“Insurance Overload”), and Wells Fargo dated as of August 27, 2010;

Form 8-K filed with the SEC on November 5, 2010 relating to the Account Purchase Agreement between Corporate Resource Development, Inc., a Delaware Corporation (“CRD”), and Wells Fargo dated as of November 2, 2010;

Form 8-K filed with the SEC on February 1, 2011 relating to the Account Purchase Agreement between Diamond Staffing Services, Inc., a Delaware Corporation (“Diamond”), and Wells Fargo dated as of January 31, 2011;

Form 8-K filed with the SEC on November 25, 2011 relating to the Amended and Restated Account Purchase Agreement between TS Staffing Services, Inc., a Texas Corporation (“TS Staffing”), and Wells Fargo, dated as of November 21, 2011; and

Form 8-K filed with the SEC on June 21, 2013 relating to the Account Purchase Agreement and amendment hereto between Accountabilities, Inc., a Delaware Corporation (“Accountabilities”), and Wells Fargo dated as of June 13, 2013.

Form 8-K filed with the SEC on June 26, 2014 reporting that each of CRS, Accountabilities; Diamond, Insurance Overload, TS Staffing, CRD and Integrated Consulting Group, Inc. (“Integrated”) executed an amendment to their Account Purchase Agreement that effectively extends their term through June 30, 2015, provides for an aggregate of $80.0 million in financing of receivables at an annual rate equal to LIBOR plus 4.25% to 6.17%, establishes financial covenants, and provides for other fees over the course of the term. Integrated and Wells Fargo entered into an account purchase agreement as of November 1, 2013.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit 10.8. Amendment to Account Purchase Agreements, dated as of December 3, 2014,

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 9, 2014	Corporate Resource Services, Inc.

	By	/s/ John P. Messina
Name: John P. Messina, Sr.
Title: Chief Executive Officer